UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2004

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa	0-12788	42-0935283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

515/965-6100

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 14, 2004, Casey’s General Stores, Inc. (NASDAQ: CASY) reported September 2004 same-store sales results. Average gasoline gallons sold per store increased 2.9% in September 2004 compared to September 2003. The average retail price of gasoline sold during September 2004 was $1.78 per gallon. Same-store sales of grocery and other merchandise increased 11.0% and prepared foods and fountain same-store sales increased 11.5% in September 2004 compared to September 2003.

The information contained in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: October 14, 2004	By:	/s/ William J. Walljasper
William J. Walljasper
Vice President and
Chief Financial Officer